STATE OF TEXAS

                       CERTIFICATE OF LIMITED PARTNERSHIP


     The undersigned General Partner, desiring to form a limited partnership under the provisions of the Texas Revised Limited Partnership Act, certifies as follows:

         1.  The name of the partnership is Fixed Income Securities, L.P.

         2.  The address of the partnership's registered office is 5944 Luther

     Lane, Suite 750, Dallas, Texas 75225.  The name of the partnership's registered agent for service of process is Andrea Winters.

         3.  The address of the principal office where records are required to be kept or made available is 18925 Base Camp Road, Suite 203, Monument,

     Colorado 80132.

         4.  The name, mailing address and street address of the business or residence of each general partner are as follows:


                            Sterling Resources, Inc.
                         18925 Base Camp Road, Suite 203
                            Monument, Colorado  80132

         5.  This certificate of limited partnership shall be effective on the date of filing with the Secretary of State.

     I affirm, under the penalties of perjury, that this certificate is executed on December 17, 2003, and to the best of my knowledge and belief, the facts stated in this certificate are true.




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     IN WITNESS WHEREOF, the undersigned has signed this Certificate this 17th day of December, 2003.


CERTIFICATE OF LIMITED PARTNERSHIP



                                _______________________________________________
                                STERLING RESOURCES, INC.
                                By:  Scott Colyer
                                     Its President




                                  VERIFICATION

THE STATE OF COLORADO    )
                         )
COUNTY OF EL PASO        )

     BEFORE ME, a Notary Public, on this day personally appeared Scott Colyer, known to me to be the person whose name is subscribed to the foregoing document, and, being by me first duly sworn, declared that the statements contained therein are true and correct, and that he executed such document as the act and deed of Sterling Resources, Inc.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 17th day of December,
2003.



                                _______________________________________________
                                Notary Public, State of Colorado
                                My Commission Expires:_________________________












CERTIFICATE OF LIMITED PARTNERSHIP




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